Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Humanigen, Inc. of our report dated March 16, 2020, relating to the consolidated financial statements of Humanigen, Inc., appearing in the Annual Report on Form 10-K of Humanigen, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

September 11, 2020